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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K/A into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-68825, 333-86693, 333-94887, 333-94893, 333-39404, 333-34592, 333-39320, on
Form S-3, File Nos., 333-32810, 333-35100, 333-94805, 333-94803 and on
Form S-4, File No. 333-94449.


                                                /s/ Arthur Andersen
                                                    Arthur Andersen

Hamilton, Bermuda
September 19, 2000